Exhibit 99.1

Press Release

For More Information, Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER	July 20, 2006
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS SECOND QUARTER RESULTS

RAISES FULL YEAR 2006 GUIDANCE

ANGLETON, TX, JULY 20, 2006 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $749 million for the quarter ended June 30, 2006, compared to $561 million for the same quarter last year. Second quarter net income was $27.5 million, or $0.42 per diluted share. In the comparable period last year, net income was $18.7 million, or $0.29 per diluted share. Excluding restructuring charges and the impact of stock-based compensation costs, the Company had net income before special items of $29.4 million, or $0.45 per diluted share, in the second quarter of 2006. All share and per share data appearing in this press release has been retroactively adjusted for the 3-for-2 stock split completed on April 3, 2006 to holders of record as of March 27, 2006.

“We experienced a strong second quarter with solid year-to-date growth in each of the industry sectors that we serve.  Our commitment and focus on improving our operational effectiveness will drive Benchmark’s continued success,” stated Benchmark’s President and CEO Cary T. Fu.

Second Quarter 2006 Financial Highlights

•                  Operating margin for the second quarter was 4.4% on a GAAP basis and was 4.7%, excluding restructuring charges and the impact of stock-based compensation expenses.

•                  Cash flows provided by operating activities for the second quarter was $1.9 million.

•                  Cash and short-term investments balance at June 30, 2006 of $282 million.

•                  No debt outstanding.

•                  Accounts receivable balance at June 30, 2006 of $443 million; calculated days sales outstanding were 53 days.

•                  Inventory of $481 million at June 30, 2006; inventory turns were 5.8 times.

Third Quarter 2006 Guidance

Revenues for the third quarter of 2006 are expected to be between $710 million and $750 million. Diluted earnings per share for the third quarter, excluding restructuring charges and the impact of stock-based compensation expenses, are expected to be between $0.40 and $0.45.

Full Year 2006 Guidance

We are raising our full year guidance. Revenues for 2006 are now expected to be between $2.76 billion and $2.85 billion. The corresponding diluted earnings per share for 2006, excluding restructuring charges, the impact of stock-based compensation expenses and the first quarter tax benefit, are expected to be between $1.61 and $1.69.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that excludes certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

Non-GAAP information is not necessarily comparable to Non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark’s Form 10-K for the year ended December 31, 2005 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net sales	$749,171	$560,817	$1,400,415	$1,070,399
Cost of sales	696,871	522,071	1,302,749	994,168

Gross profit	52,300	38,746	97,666	76,231

Selling, general and administrative expenses	18,409	15,478	34,779	30,690
Restructuring charges	1,261	—	4,030	—

Income from operations	32,630	23,268	58,857	45,541

Other income (expense):
Interest expense	(97)	(85)	(183)	(152)
Other	1,981	1,956	3,670	2,626
Total other income, net	1,884	1,871	3,487	2,474

Income before income taxes	34,514	25,139	62,344	48,015

Income tax expense	6,990	6,441	8,298	12,388

Net income	$27,524	$18,698	$54,046	$35,627

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	64,320	62,560	63,963	62,500
Incremental common shares attributable to exercise of outstanding dilutive options	953	1,435	1,078	1,565
Denominator for diluted earnings per share	65,273	63,995	65,041	64,065
Earnings per share:
Basic	$0.43	$0.30	$0.84	$0.57
Diluted	$0.42	$0.29	$0.83	$0.56

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

June 30, 2006

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$98,911
Short-term investments	183,110
Accounts receivable, net	443,264
Inventories, net	480,662
Other current assets	43,375
Total current assets	1,249,322

Property, plant and equipment, net	102,030
Other assets, net	7,983
Goodwill, net	112,990
Total assets	$1,472,325

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$468,427
Other current liabilities	68,499
Total current liabilities	536,926

Other long-term liabilities	15,116
Shareholders’ equity	920,283
Total liabilities and shareholders’ equity	$1,472,325

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

Three and Six Months Ended June 30, 2006

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006

Income from operations (GAAP)	$32,630	$58,857
Stock-based compensation	1,177	1,662
Restructuring charges	1,261	4,030
Non-GAAP income from operations	$35,068	$64,549

Net income (GAAP)	$27,524	$54,046
Stock-based compensation, net of tax	835	1,207
Restructuring charges, net of tax	1,041	3,594
UK investment tax benefit	—	(4,760)
Non-GAAP net income	$29,400	$54,087

Earnings per share: (GAAP)
Basic	$0.43	$0.84
Diluted	$0.42	$0.83

Earnings per share: (Non-GAAP)
Basic	$0.46	$0.85
Diluted	$0.45	$0.83

Weighted average shares used in calculating earnings per share:
Basic	64,320	63,963
Diluted	65,273	65,041